BY-LAWS

OF

CINERGY RISK SOLUTIONS LTD.

ARTICLE I

ARTICLES OF INCORPORATION

        The name, location of the registered office, the registered agent, and the purposes and powers of the Corporation shall be as set forth in the Articles of Incorporation, and these By-laws; the purposes and powers of the Corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regards thereto, if any, as are set forth in the Articles of Incorporation; and the Articles of Incorporation are hereby made a part of these By-laws.

        All reference in these By-laws to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.

ARTICLE II

SHAREHOLDERS

        Section 1. Annual Meeting. The annual meeting of the shareholders commencing with the year 2004 shall be held at such place and time and on such date as may be specified in the notice of meeting or in a duly executed waiver thereof. The purpose of the annual meeting shall be to elect a Board of Directors and to transact such other business as may properly be brought before the meeting. Election of directors and of the Secretary need not be by written ballot. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Incorporation and by these By-laws, may be specified by the President, the Board of Directors, or the Secretary upon the written request of the shareholder entitled to vote at the meeting on such additional purposes. Failure to hold an annual meeting of shareholders shall not work a forfeiture or dissolution of the Corporation. If the annual meeting is not held, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner and as provided for in Article II, Section 2 hereof, relating to special meetings of the shareholders.

        Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, the Secretary, or the Secretary upon the written request of a shareholder, for any purpose. Special meetings shall be held at the registered office of the Corporation in Vermont, or at such other place either within or without the State of Vermont, and on such date and hour as shall be fixed by the president, the Board of Directors, or the Secretary upon written request of a shareholder and stated in the notice of the meeting, or in a duly executed waiver thereof.

        Section 3. Notice of Meeting; Waiver. Written notice of the place, date and hour at which an annual or special meeting is to be held shall be given personally or put in the regular mails to the shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting by or at the direction of the President, the Secretary, or the other persons calling the meeting. Notice of a special meeting shall state, in addition to the foregoing information, the purpose for which it is called. A written Waiver of Notice of a meeting, signed before or after the meeting by the person or persons entitled to notice, shall be deemed equivalent to notice, provided that such Waiver of Notice is inserted in the corporate minute book. Such a writing need not state the purpose of the meeting for which it waives notice. In addition, attendance at an annual or special meeting without protest shall be deemed a waiver of notice.

        Section 4. Quorum. A majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

        Section 5. Voting and Proxies. At any meeting of the shareholders the shareholders having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholders or by their duly authorized attorney-in-fact. A proxy shall be filed with the Secretary of the meeting, or any adjournment thereof, before being voted. Unless otherwise provided therein, no proxy shall be valid after eleven months from the date of its execution. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. Except as otherwise provided by law, or by the Articles of Incorporation, all shareholders of record on the record date for the meeting shall be entitled to vote the shares standing in their name on the books of the Corporation.

        Section 6. Notice and Record Date of Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice in the standard form shall be given to each shareholder of record entitled to vote at the adjourned meeting. A determination of the shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

        Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who is a shareholder entitled to examine the stock ledger, the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

        Section 8. Action Without a Meeting. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, provided that such consent is inserted in the Corporate minute book. Such consent shall have the same force and effect as an unanimous vote of shareholders and may be stated as such in any articles or documents filed with the Secretary of State.

        Section 9. Accidental Omission of Notice. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

ARTICLE III

DIRECTORS

        Section 1. Board of Directors; Number, Terms and Quorum. The number of directors which shall constitute the Board of Directors shall be determined by the shareholder at each annual meeting. Except as required by law, directors need not be residents of the State of Vermont or shareholders of the Company. The Board of Directors shall be elected annually by the shareholder at the annual meeting thereof. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

        Section 2. Quorum and Voting. The total number of directors constituting a quorum for the transaction of business shall be as stated in the Articles of Incorporation. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as these By-laws shall otherwise require.

        Section 3. Resignation. Any director may resign at any time upon delivery of his resignation in writing to the President, the Treasurer, the Secretary, or the Board of Directors. Such resignation shall be effective at the date set forth in the notice, and if there is none, then upon receipt.

        Section 4. Committees. The Board of Directors may by resolution passed by majority of the entire board, designate one or more committees, including an executive committee from among the members of the entire board. The board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the entire board which establishes it and permitted by Vermont law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to any papers which may require it. Any director may be a member of more than one committee. The procedures to be followed by such committees with respect to quorum, voting and other such matters shall be the same as those specified for meetings of directors.

        Section 5. Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or committees thereof may be taken by telephone conference call, between at least a majority of the directors, or may also be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the board or committee.

        Section 6. Vacancies and Newly-Created Directorships. If any vacancies occur on the Board of Directors by reason of the death, immediately effective resignation, retirement or removal from office of any director, the shareholders or all the directors then in office, although less than a quorum, may by a majority vote choose a successor or successors. Unless sooner displaced, the directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. In the event that one or more directors tenders a resignation from the board effective at a future date, which date is prior to the next annual meeting of shareholders, the prospective vacancy or vacancies shall be filled by vote of a majority of shareholders or the directors then in office, although less than a quorum, including those who have so resigned. Such vote shall take effect when such resignation or resignations shall become effective and each director so chosen shall, unless sooner displaced, hold office until the due election and qualification of his successor at the next annual meeting of the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

        Section 7. Place, Time and Notice of Meetings. The directors may hold their meetings in such place or places, within and without the State of Vermont, as the Board of Directors may determine from time to time, except that the directors shall hold at least one meeting annually within the State of Vermont. The Board of Directors shall meet each year immediately after the annual meeting of shareholders, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. Other meetings of the directors shall be held at the call of the President or of the Secretary or of any one director. Notice of the date, time and place of directors’ meetings shall be given to each director or alternate director entitled thereto by letter, electronic mail or facsimile delivered for transmission not later than during the fifth day immediately preceding the day of the meeting. Such notice may be waived by a director in a writing signed either before or after the meeting for which such notice was required to be given, provided that such waiver of notice is inserted in the minute book, and shall be deemed waived by any director who attends the meeting for which such notice was required to be given, unless such attendance is for the express purpose of objecting to the holding of the meeting. Notice of a later meeting need not be given to any director who attended a prior meeting at which such later meeting was duly called and the time, date and place thereof announced. The provision of Article II Section 9 shall apply Mutatis Mutandis with respect to notices of meetings of Directors.

        Section 8. Chairman of the Meeting. The President of the Corporation, if present and acting, shall preside at all meetings; otherwise, a director chosen by a majority of the board at the meeting shall preside.

        Section 9. Removal of Directors. Any and all directors may, prior to the expiration of such director’s stated term, be removed with or without cause by a vote of a majority of the shares issued and outstanding and entitled to vote at any annual meeting or special meeting called for such purposes.

ARTICLE IV

OFFICERS

        Section 1. Officers. The officers of the Corporation shall consist of a President, a Treasurer, a Vice-President and a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, one or more Vice-Presidents, Assistant Treasurers and Assistant Secretaries as the directors at their annual meeting or thereafter from time to time may elect or appoint. The President, Vice-President, Secretary and Treasurer shall be elected annually by the directors. Other officers may be chosen by the directors at such meeting or at any other time. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon delivering his resignation in writing to the President, the Treasurer, the Secretary, or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer elected by the Board of Directors may be removed at any time for cause or without cause by majority vote of the Board of Directors taken at a meeting duly called and held. Neither notice nor a hearing need be given to any officer proposed to be so removed. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal of an officer or otherwise, shall be filled by the Board of Directors in the same manner as provided for ordinary elections of officers by directors, and an officer so chosen shall hold office until the next regular election for that office, or until earlier death, resignation or removal. The salaries of all officers shall be fixed from time to time by the Board of Directors.

        Section 2. President. It shall be the duty of the President to preside at all meetings of the shareholders and all meetings of the Board of Directors and to have general authority over the ordinary course of the business of the Corporation. The President shall be the Chief Executive Officer of the Corporation unless such authority is expressly conferred by the Board of Directors on the office of the Chairman in which event the President shall be the Chief Operating Officer.

        Section 3. Vice-President. The Vice-President, or Vice-Presidents, shall have such powers and duties as shall be assigned to them by the Board of Directors or the President.

        Section 4. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction and under the supervision of the Board of Directors and the President, have general charge of the financial concerns of the Corporation; care and custody of the funds and valuable papers of the Corporation, except his own bond; authority to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money payable to the Corporation or its orders, and to accept drafts on behalf of the Corporation; authority to pay or cause to be paid all dividends voted by the Board of Directors; and shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation. If required by the Board of Directors, he shall give bond for the faithful performance of this duty in such form, in such sum, and with such sureties as the directors shall require. Any Assistant Treasurer shall have such powers and duties as the directors or the President may delegate to him.

        Section 5. Secretary and Assistant Secretaries. The Secretary shall, in addition to any duties imposed upon him by virtue of his office pursuant to Vermont law, the Articles of Incorporation or these By-laws, keep an attested copy of the Articles of Incorporation and amendments thereto, and of these By-laws as amended, all of which documents and books shall be kept at the registered office of the Corporation. Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept, at the registered office of the Corporation, the stock and transfer records of the Corporation, in which shall be contained the names of all shareholders, their record addresses, the number of shares held by each, the time when they respectively acquired the shares and the time of any transfers thereof. The Secretary shall also keep a record of the meetings of the directors. The Secretary shall give or cause to be given such notice as may be required of all meetings of shareholders and all meetings of the Board of Directors, and shall keep the seal of the Corporation, if any, and affix it to any instrument when such action is incident to his office or is authorized by the Board of Directors. At the request of the Secretary, or in his absence or inability to act, any Assistant Secretary may perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary. In addition, any Assistant Secretary shall have such powers and duties as the directors or the President or Secretary shall delegate to him.

        Section 6. Other Powers and Duties. Subject to these By-laws, each officer shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as the directors or the President may from time to time delegate to him.

ARTICLE V

SHARES OF STOCK

        Section 1. Amount Authorized. The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be fixed in the Articles of Incorporation, as amended from time to time.

        Section 2. Stock Certificates. The shareholder shall be entitled to a certificate representing the shares of the Corporation owned by him, under the corporate seal or a facsimile thereof, in such form as may be prescribed from time to time by the directors. The certificate shall be signed by the President or a Vice-President, and by the Treasurer or the Secretary but when a certificate is countersigned by a transfer agent or a registrar, other than the Corporation itself or an employee thereof, such signature may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate representing the Corporation’s shares which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back thereof either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate representing the Corporation’s shares issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

        Section 3. Transfer. Subject to the restrictions, if any, stated or noted on the certificates, shares may be transferred on the books of the Corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed by the registered holder or by his duly authorized attorney pursuant to a written power of attorney properly executed, and with such proof of the authenticity of signature as the Secretary of the Corporation or its transfer agent may reasonably require, if the Corporation has no notice of any adverse claim. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such shares, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws. It shall be the duty of each shareholder to notify the Corporation of his mailing address.

        Section 4. Lost or Destroyed Certificates. The Corporation shall issue a new certificate in the place of any certificate theretofore issued where the holder of record of the certificate satisfies the following requirements:

(a)	Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) Timely Request. Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claims;

(c)	Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claims that may be made on account of the alleged loss, destruction or theft of the certificates; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

        Section 5. Fractional Shares. Certificates representing fractional shares may be issued by the Corporation. No holder of any fractional share shall be entitled to any vote with respect thereto unless, and to the extent that, the holder or holders of fractional shares aggregating one or more full shares unite for the purpose of voting at any such meeting, in which case such holder or holders shall be entitled to one vote at such meeting for each full shares represented by the aggregate of such fractional shares held by such holder or holders.

        Section 6. Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in cash. When payment of the consideration for which shares are to be issued shall have been received by the Corporation such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any shares until the share is fully paid.

ARTICLE VI

MISCELLANEOUS PROVISIONS

        Section 1. Fiscal Year. Except as from time to time determined by the directors, the fiscal year of the Corporation shall end on the last day of December in each year.

        Section 2. Seal. The seal of the Corporation shall, subject to alteration by the directors, consist of a flathead, circular die with the words “Vermont”, “Cinergy Risk Solutions Ltd. — Corporate Seal” and “2004" engraved thereon. It shall not be required that the Corporation obtain a seal.

        Section 3. Registered Office and Registered Agent. The address of the registered agent shall be as set forth in the Articles of Incorporation. The books of the Corporation including its stock ledger, books of account, and minute books, shall be kept at the registered office of the Corporation or its Secretary.

        Section 4. Agents. The Board of Directors may appoint agents of the Corporation possessing authority as broad as is not inconsistent with these By-laws or applicable law.

        Section 5. Voting of Shares in Other Corporations. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution), at any meeting of shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

        Section 6. Amendments. These By-laws may at any time be repealed, altered or amended by vote of the directors or the shareholders.

ARTICLE VII

NOTES, CHECKS, DRAFTS AND CONTRACTS

        Section 1. The Notes, Checks and Drafts. The notes, checks and drafts of the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate and in the absence of such designation by the Treasurer. Manual signature or signatures shall be required on all notes and drafts of the Corporation. In the case of checks of the Corporation, either manual or facsimile signature or signatures may be used.

        Section 2. Contracts. Contracts of the Corporation shall be executed by such person or persons as may be generally designated by the Board of Directors and, in the absence of such designation, by the President, a Vice-President or the Treasurer.

ARTICLE VIII

DIVIDENDS AND RESERVES

        Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

        Section 1. Indemnification Policy. To the extent allowable by law, the Corporation shall indemnify its directors, and, by affirmative vote of a majority of its directors, may indemnify its officers, employees and agents, against any liability incurred by any of them in their capacity as such, in accordance with the provisions contained in this Article IX.

        Section 2. Third Party Suits. To the extent allowable by law, the Corporation shall indemnify any person made or threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons, as described above, in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

        Section 3. Derivative Actions. To the extent allowable by law, the Corporation shall indemnify any person made or threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his/her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        Section 4. Payment in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors and allowable by law in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

        Section 5. Non-exclusivity. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned does hereby certify that the undersigned is the Secretary of Cinergy Risk Solutions Ltd., a corporation duly organized and existing under and by virtue of the laws of the State of Vermont; that the above and foregoing By-laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation; and that the above and foregoing By-laws are now in full force and effect.

Dated: _____________________________, 2004

_________________________________ Secretary